As filed with the Securities and Exchange Commission on December 21, 2005	Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE ROYAL BANK OF SCOTLAND GROUP plc

(Exact Name of Registrant as Specified in its Charter)

Scotland	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

RBS Gogarburn

PO Box 1000

Edinburgh EH12 1HQ

United Kingdom

(Address of Principal Executive Offices)

The Royal Bank of Scotland Group plc Medium-term Performance Plan

The Royal Bank of Scotland Group plc 1999 Executive Share Option Scheme

(Full Title of the Plans)

Donald J. Barry, Jr.

Citizens Financial Group, Inc.

28 State Street

Boston, MA 02109

(Name and Address of Agent for Service)

(617) 725-5928

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Peter E. Ruhlin, Esq.

Linklaters

1345 Avenue of the Americas

New York, New York 10105

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares of 25 pence each to be issued under the Medium-term Performance Plan	475,725	$30.60	$14,557,185.00(2)	$1,557.62
Ordinary Shares of 25 pence each to be issued under the 1999 Executive Share Option Scheme	2,641,665	$30.30	$80,042,449.50(3)	$8,564.54
Total	3,117,390			$10,122.16

(1)	The number of shares being registered represents additional shares of common stock authorized for issuance under the Registrant’s Medium-term Performance Plan and 1999 Executive Share Option Scheme, but not previously registered. 230,036 shares of the Registrant’s common stock were previously registered for issuance under the Registrant’s Medium-term Performance Plan under Registration Statement No. 333-115726 and 556,897 shares of the Registrant’s common stock were previously registered for issuance under the Registrant’s 1999 Executive Share Option Scheme under Registration Statement No. 333-115726.

(2)	Stated for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933. Such price has been computed based on the average of the high and low sales prices on the London Stock Exchange on December 20, 2005 for ordinary shares of The Royal Bank of Scotland Group plc converted at the currency exchange ratio of £1.00:$1.753 on such date.

(3)	Stated for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933. Such price has been computed based on the offering price of the option for ordinary shares of The Royal Bank of Scotland Group plc converted at the currency exchange ratio of £1.00:$1.753 on December 20, 2005.

INTRODUCTION

This registration statement is being filed to register an additional 475,725 shares of common stock of The Royal Bank of Scotland Group plc (the “Registrant”) in connection with its Medium-term Performance Plan and an additional 2,641,665 shares of the Registrant’s common stock in connection with its 1999 Executive Share Option Scheme.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

Not required pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference the contents of its Registration Statement on Form S-8 (Registration Statement No. 333-115726) as filed with the Securities and Exchange Commission on May 21, 2004.

In addition, the following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

1.	Annual Report of the Registrant on Form 20-F for the fiscal year ended December 31, 2004.

2.	Form 6-K reports and amendments thereto filed by the Registrant dated March 31, 2005, April 1, 2005, April 29, 2005, May 19, 2005, May 31, 2005, June 23, 2005, June 30, 2005, July 29, 2005, August 4, 2005, August 18, 2005, August 31, 2005, September 30, 2005, October 19, 2005, October 31, 2005, November 8, 2005, November 30, 2005 and December 8, 2005.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such of documents.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not required pursuant to General Instruction E to Form S-8.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not required pursuant to General Instruction E to Form S-8.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Not required pursuant to General Instruction E to Form S-8.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not required pursuant to General Instruction E to Form S-8.

ITEM 8.	EXHIBITS.

5.	Opinion of Dundas & Wilson CS LLP, counsel to Registrant, as to the legality of the securities being registered.

23.	Consent of Deloitte & Touche LLP.

24.	Power of Attorney (included on the signature page of this registration statement).

ITEM 9.	UNDERTAKINGS.

Not required pursuant to General Instruction E to Form S-8.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edinburgh, Scotland, on December 21, 2005.

The Royal Bank of Scotland Group plc

By:	/s/ GEORGE ROSS MATHEWSON
Name:	Sir George Ross Mathewson
Title:	Chairman

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Miller Roy McLean, Hew Campbell and Alan Wallace McKean and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement or any registration statement in connection herewith, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated above.

Name	Title

/s/ GEORGE ROSS MATHEWSON	Chairman
Sir George Ross Mathewson

/s/ FREDERICK ANDERSON GOODWIN	Director and Group Chief Executive (Principal Executive Officer)
Sir Frederick Anderson Goodwin

Director
Lawrence Kingsbaker Fish

Director
Archibald Sinclair Hunter

Director
Charles John Koch

Director
Joseph Patrick MacHale

/s/ GORDON FRANCIS PELL	Director
Gordon Francis Pell

/s/ FREDERICK INGLIS WATT	Director and Group Chief Financial Officer (Principal Financial and Accounting Officer)
Frederick Inglis Watt

/s/ COLIN ALEXANDER MASON BUCHAN	Director
Colin Alexander Mason Buchan

/s/ JAMES MCGILL CURRIE	Director
James McGill Currie

/s/ EILEEN ALISON MACKAY	Director
Eileen Alison MacKay

Director
Sir Stephen Arthur Robson

/s/ ROBERT AVISSON SCOTT	Director
Robert Avisson Scott

Director
Peter Dennis Sutherland

/s/ DONALD J. BARRY, JR.	Authorized U.S. Representative
Donald J. Barry, Jr.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
5	Opinion of Dundas & Wilson CS LLP, counsel to Registrant, as to the legality of the securities being registered.

23	Consent of Deloitte & Touche LLP.

24	Power of Attorney (included on the signature page of this registration statement).